UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2012

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

(Former Name Or Former Address, If Changed Since Last Report)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 17, 2012, SunLink Health Systems, Inc. (“SunLink” or the “Company”) issued a press release announcing its results for the fiscal quarter ended December 31, 2011; a copy of such press release is attached as Exhibit 99.1 to this report.

The information in this Item 2.02 and the exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing. The disclosure in this Current Report, including the exhibits attached hereto, of any information (financial or otherwise) does not constitute an admission that such information is material.

Item 7.01 Regulation FD Disclosure

On February 22, 2012, SunLink held a conference call to discuss its results for the fiscal quarter ended December 31, 2011. The February 17, 2012 press release and the February 22, 2012 conference call contain, and may implicate, forward-looking statements regarding SunLink and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. A reconciliation of Adjusted EBITDA to the nearest GAAP measure is attached as Exhibit 99.2 to this report.

The information in this Item 7.01 and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing. The disclosure in this Current Report, including the exhibits attached hereto, of any information (financial or otherwise) does not constitute an admission that such information is material.

Use of Non-GAAP Financial Information

SunLink may provide non-GAAP measures of earnings (loss) per share in its earnings releases, conference calls or otherwise. Such measures may include “EBITDA” or “Adjusted EBITDA.” Earnings before interest, income taxes, depreciation and amortization (“EBITDA”) represent the sum of income before interest, income taxes, depreciation and amortization. We understand that certain industry analysts and investors generally consider EBITDA to be one measure of the ability to service debt and satisfy capital requirements, and it is presented to assist analysts and investors in analyzing the ability of the Company to generate cash, service debt and meet capital requirements. We believe increased EBITDA, and more particularly in the case of the Company, Adjusted EBITDA, is an indicator of improved ability to service existing debt and to satisfy capital requirements. Neither EBITDA nor Adjusted EBITDA, however, is a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income as a measure of operating performance or to cash liquidity. Because EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States of America and is thus susceptible to varying calculations, EBITDA, as presented, may not be comparable to other similarly titled measures of other corporations.

Where we adjust EBITDA for non-cash charges we refer to such measurement as “Adjusted EBITDA”, which we report on a company wide basis. Non-cash adjustments in Adjusted EBITDA are not intended to be identified or characterized in any respect as “non-recurring, infrequent or unusual,” if we believe such charge is reasonably likely to recur within two years, or if there was a similar charge (or gain) within the prior two years. Where we report Adjusted EBITDA, we typically also report Healthcare Facilities Segment Adjusted EBITDA and Specialty Pharmacy Segment Adjusted EBITDA which is the EBITDA for the applicable Segments without any allocation of corporate overhead, which we report as a separate line item, and without any allocation of the non-cash adjustments, which we also report as a separate line item in Adjusted EBITDA.

Any non-GAAP presentation is intended to be a supplemental measure of performance. It is not intended to replace or to be displayed more prominently than our GAAP measurement of earnings (loss) per shares. If we have provided non-GAAP information, we also have provided a reconciliation of any non-GAAP measure of earnings to the measure of earnings (loss) calculated in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.

d.	Exhibits. The following exhibits are filed with this report:

Exhibit 99.1—SunLink Health Systems, Inc. Press Release dated February 17, 2012.

Exhibit 99.2—Adjusted earnings before interest, income taxes, depreciation and amortization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/S/ MARK J. STOCKSLAGER
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: February 23, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	SunLink Health Systems, Inc. Press Release dated February 17, 2012.

99.2	Adjusted earnings before interest, income taxes, depreciation and amortization.